Exhibit (a)(1)(D)

AMERICAN RAILCAR INDUSTRIES, INC.

NOTICE OF WITHDRAWAL

INSTRUCTIONS

If you previously elected to accept the offer by American Railcar Industries, Inc. (“ARI”) to exchange your outstanding eligible SARs for new SARs, subject to the terms and conditions set forth in the exchange offer, dated April 19, 2010, and you would like to change your election and withdraw the tender of your eligible SARs, you must complete and sign this Notice of Withdrawal and return it to ARI so that we receive it before 11:59 p.m., Eastern Time, on May 14, 2010, unless the exchange offer is extended.

Once the Notice of Withdrawal is signed and complete, please return it to ARI by one of the following means:

By Mail or Courier
American Railcar Industries, Inc.
100 Clark Street
St. Charles, Missouri 63301
Attention: Michael Obertop, Secretary
Phone: (636) 940-6054

By Facsimile
American Railcar Industries, Inc.
Attention: Michael Obertop, Secretary
Facsimile: (636) 940-6044

By Hand or Interoffice Mail
Attention: Michael Obertop, Secretary

By Email (By PDF or similar imaged document file)
mobertop@americanrailcar.com

The method of delivery is at your own option and risk. You are responsible for making sure that the Notice of Withdrawal is delivered to the person indicated above. You must allow for delivery time based on the method of delivery that you choose to ensure that we receive your Notice of Withdrawal on time. Your tendered eligible SARs will not be considered withdrawn until we receive your properly completed and signed Notice of Withdrawal. If you miss the deadline to submit the Notice of Withdrawal but remain an eligible SARs holder, any previously tendered eligible SARs will be canceled and exchanged pursuant to the exchange offer.

You must sign the Notice of Withdrawal exactly as your name appears on the Election Form you previously submitted. If your signature is by an attorney-in-fact or another person acting in a fiduciary or representative capacity for you, the signer’s full title and proper evidence of the authority of that person to act in that capacity must be identified on this Notice of Withdrawal. If spousal consent is required for the withdrawal, such consent must be executed before the Notice of Withdrawal is delivered to us.

If you do not receive a confirmation of receipt of your Notice of Withdrawal from us within five business days after the date your Notice of Withdrawal should have been received by us, or if you submit your Notice of Withdrawal less than five business days before [11:59] p.m., Eastern Time, on May 14, 2010, please contact Michael Obertop, Secretary, by phone at (636) 940-6054 or by email at mobertop@americanrailcar.com to confirm that we have received your Notice of Withdrawal.

YOU DO NOT NEED TO COMPLETE AND RETURN THIS NOTICE OF WITHDRAWAL
UNLESS YOU WISH TO WITHDRAW A PREVIOUS TENDER OF ELIGIBLE SARs.

NOTICE OF WITHDRAWAL

To:

American Railcar Industries, Inc.
100 Clark Street
St. Charles, Missouri 63301
Attention: Michael Obertop, Secretary
Facsimile: (636) 940-6044
Email: mobertop@americanrailcar.com

I previously received a copy of the exchange offer document, dated April 19, 2010, and the Election Form. I signed and returned the Election Form, in which I elected to tender my eligible SARs. I understand that ARI will not accept any conditional or partial returns of eligible SARs and that, if I wish to withdraw my election, I must withdraw my election as to the entire previously submitted Election Form. I wish to change that election and withdraw from the offer with respect to all of my eligible SARs.

I further understand that, by signing this Notice of Withdrawal and delivering it to ARI, I withdraw my acceptance of the exchange offer with respect to the eligible SARs previously tendered and reject the exchange offer. By rejecting the exchange offer with respect to the eligible SARs previously tendered, I understand that I will not receive any new SARs in exchange for those eligible SARs and I will retain my eligible SARs with their existing term, exercise price, vesting schedule and other terms and conditions. I agree that ARI has made no representations or warranties to me regarding my rejection of the exchange offer. The withdrawal of the eligible SARs previously tendered is at my own discretion. I agree that ARI will not be liable for any costs, taxes, losses or damages I may incur as a result of my decision to withdraw the eligible SARs previously tendered.

I elect to withdraw the eligible SARs previously tendered that I chose to exchange pursuant to the exchange offer and, therefore, I have completed and signed this Notice of Withdrawal exactly as my name appears on the Election Form that I previously submitted.

Eligible SARs Holder’s Signature	Date

Eligible SARs Holder’s Name (please print or type)

Social Security Number or Tax I.D. Number of Eligible SARs Holder

NOTE TO ELIGIBLE SARs HOLDERS IN COMMUNITY PROPERTY STATES:

If you are married and reside in a state the laws of which provide that a spouse has a community property interest in the eligible SARs referenced above, in order to elect to withdraw those eligible SARs, your spouse must execute the Spousal Consent below. Under the Consent, your spouse agrees to be bound, and agrees that any such community property interest shall similarly be bound, by this Notice of Withdrawal. States with community property laws are Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington and Wisconsin.

Your failure to provide your spouse’s signature constitutes your representation and warranty to ARI that either you are not married or your spouse has no community or other marital property rights in the eligible SARs referenced above or the new SARs that would have been issued in exchange for those eligible SARs pursuant to the terms and conditions of the exchange offer. You should consult your personal outside advisors if you have questions about the Spousal Consent below.

Spousal Consent

The undersigned spouse of the eligible SARs holder who has executed this Notice of Withdrawal above has read and hereby approves the submission of this Notice of Withdrawal. The undersigned agrees to be irrevocably bound by this Notice of Withdrawal and further agrees that any community property interest of the undersigned will similarly be bound by this Notice of Withdrawal. The undersigned appoints the eligible SARs holder who has executed this Notice of Withdrawal above as his/her attorney-in-fact with respect to any amendment or exercise of any rights under this Notice of Withdrawal.

Spouse’s Signature	Date

Spouse’s Name (please print or type)